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                                                             Exhibit 12.2



                             Boston Edison Company
               Computation of Ratio of Earnings to Fixed Charges
                   and Preferred Stock Dividend Requirements
                         Year ended December 31, 1995
                                (in thousands)


Net income from continuing operations                  $112,310

Income taxes                                             66,547

Fixed charges                                           129,576
                                                       --------

     Total                                             $308,433
                                                       ========

Interest expense                                       $119,282
Interest component of rentals                            10,294
                                                       --------

     Subtotal                                          $129,576
                                                       --------

Preferred stock dividend requirements                    24,755
                                                       --------

     Total                                             $154,331
                                                       ========

Ratio of earnings to fixed charges and
preferred stock dividend requirements                      2.00
                                                           ====

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